                                                                      EXHIBIT 21

                                                                          3/1/97

                                COMERICA INCORPORATED

                                      AFFILIATE
                                  ORGANIZATION CHART

1. Direct subsidiaries of Comerica Incorporated (a Delaware corporation) are shown on the left margin.

2. Subsidiaries of these direct subsidiaries are listed immediately following each direct subsidiary's name and are indented to the right.

3. Subsidiaries of these indirect subsidiaries are listed immediately following the indirect subsidiary's name and are further indented to the right.

4. The state or other jurisdiction of incorporation for each corporation or bank is listed in brackets after its name.

5. The parent company owns 100% of the outstanding capital stock of each subsidiary unless indicated otherwise.

Comerica Bank  [Michigan]

    Comerica Insurance Group, Inc.  [Michigan]

         Comerica Insurance Services, Inc.  [Michigan]

         Interstate Select Insurance Services, Inc. [California]

         Professional Life Underwriters Services, Inc. ("PLUS") [Michigan]

              Professional Life Underwriters Services Group Plus, Inc.
              [Michigan]

    Comerica Leasing Corporation, f/k/a/ CMCA Lease, Inc. [Michigan]

    Comerica Management Co., Inc. [Michigan]

    Comerica AutoLease, Inc. [Michigan]

    Comerica Mortgage Corporation  [Michigan]

    DLKL Corporation [Delaware]

    VRB Corp.  [Michigan]

    CKN Corp., f/k/a John V. Carr & Son, Inc.  [Michigan]

         CEF Corp.,  f/k/a Duty Drawback Service, Inc. [Michigan]

    Comerica International Corporation  [United States]

         Comerica International (Canada), Limited  [Ontario]


              Comerica International (Canada) Properties, Limited  [Ontario]

         Comerica Trust Company of Bermuda, Ltd. [Bermuda]

         Comerica Trade Services Limited [Hong Kong]

    Comerica Merchant Services, Inc. [Delaware]

         NDPS Comerica Alliance L.L.C. {less than 50%}[Delaware LLC]

Comerica California Incorporated  [Delaware]

    Comerica Bank-California  [California]

         Lytton Corporation [California]

    Metrocorp [California]

Comerica Bank and Trust, F.S.B.  [United States]

Comerica Bank-Midwest, N.A.  {99.5%}  [United States]

Comerica Bank-Ann Arbor, N.A.  {97.4%}  [United States]

    Comerica Investment Services, Inc. [Michigan]

         Comerica Securities, Inc. [Michigan]

         Wilson, Kemp & Associates, Inc. [Michigan]

         Woodbridge Capital Management, Inc. [Michigan]

         WAM Holdings, Inc. [Delaware]

              Munder Capital Management {less than 50%} [Delaware Limited Partnership]

                   Munder UK, LLC {99%} [Delaware LLC]

                        Framlington Holdings Limited {less than 49%}[England]

         Comerica Capital Markets Corporation [Michigan]

    Comerica Networking, Inc. [Michigan]

         Integrion Financial Network, LLC {5.88%} [Delaware LLC]

Comerica Texas Incorporated  [Delaware]

    Comerica Bank-Texas  [Texas]

    CMT Holdings, Inc. [Texas]

Comerica Acceptance Corporation  [Michigan]

Comerica Assurance Ltd.  [Bermuda]

Comerica Community Development Corporation  [Michigan]

Comerica Corporate Services Incorporated  [Michigan]

Comerica Insurance Company  [Arizona]

Comerica Properties Corporation  [Michigan]

Waterfront Corporation  [Michigan]

M L, Inc. (Magic Line) {24.74%}  [Michigan]

FIRG (D/O Insurance) {5%}